EXHIBIT 23.7

The Board of Directors
StjarnTVnatet AB

     We hereby consent to the incorporation by reference in this Registration Statement of United Pan-Europe Communications N.V. on Form S-4 of the English translation of our report dated May 29, 1998, relating to the financial statements and the financial statement schedules of Singapore Telecom International Svenska AB (now StjarnTVnatet AB) org No 556497-8210, which appear in the United Pan-Europe Communications N.V.'s Form 8-K/A dated September 17, 1999 on pages F-70 through F-88. The original signed copy of this report is in the Swedish language. We also consent to the incorporation by reference of our report dated September 17, 1999 relating to the Reconciliation of Significant Differences between US and Swedish Generally Accepted Accounting Principles of Singapore Telecom International Svenska AB which appear in the United Pan-Europe Communications N.V. Form 8-K/A dated September 17, 1999 on pages F-89 through F-91. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                        PricewaterhouseCoopers

Stockholm, Sweden
April 20, 2000